Exhibit 4.1

AFFIRM HOLDINGS, INC.
AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of September 11, 2020 (the “Effective Date”), by and among Affirm Holdings, Inc., a Delaware corporation (the “Company”) and the holders of the Company’s Preferred Stock listed on Exhibit A attached hereto (the “Investors”).

RECITALS

The Company and certain of the Investors (the “Existing Investors”) entered into an Amended and Restated Investors’ Rights Agreement effective as of June 18, 2019 in connection with a reorganization of the Company’s corporate structure (the “Prior Investors’ Rights Agreement”). The parties to the Prior Investors’ Rights Agreement desire to amend and restate the Prior Investors’ Rights Agreement in its entirety and to accept the rights and restrictions created in this Agreement in lieu of the rights and restrictions contained in the Prior Investors’ Rights Agreement. Section 3.3 of the Prior Investors’ Rights Agreement vested the authority to amend the Prior Investors’ Rights Agreement in the Company, the holders of a majority of the “Registrable Securities” as defined therein, the holders of at least sixty percent (60%) of the shares of Common Stock issuable or issued upon conversion of the Company’s Series B Preferred Stock, the holders of at least seventy-five percent (75%) of the shares of Common Stock issuable or issued upon conversion of the Company’s Series C Preferred Stock, the holders of a majority of the shares of Common Stock issuable or issued upon conversion of the Company’s Series D Preferred Stock, the holders of a majority of the shares of Common Stock issuable or issued upon conversion of the Company’s Series E Preferred Stock and the holders of a majority of the shares of Common Stock issuable or issued upon conversion of the Company’s Series F Preferred Stock. The Existing Investors who are signatories to this Agreement constitute the holders of a majority of the Registrable Securities as defined in the Prior Investors’ Rights Agreement, at least sixty percent (60%) of the shares of Common Stock issuable or issued upon conversion of the Company’s Series B Preferred Stock, at least seventy-five percent (75%) of the shares of Common Stock issuable or issued upon conversion of the Company’s Series C Preferred Stock, a majority of the shares of Common Stock issuable or issued upon conversion of the Company’s Series D Preferred Stock, a majority of the shares of Common Stock issuable or issued upon conversion of the Company’s Series E Preferred Stock and a majority of the shares of Common Stock issuable or issued upon conversion of the Company’s Series F Preferred Stock.

The Company and certain of the Investors (the “New Investors”) have entered into a Series G Preferred Stock and Series G-1 Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company desires to sell to the New Investors, and the New Investors desire to purchase from the Company, shares of the Company’s Series G Preferred Stock and Series G-1 Preferred Stock. A condition to the New Investors’ obligations under the Purchase Agreement is that the Company and the Existing Investors amend and restate the Prior Investors’ Rights Agreement in order to provide the Investors with, among other rights, (i) certain rights to register shares of the Company’s Common Stock issuable upon conversion of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series G-1 Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company and the Existing Investors each desire to induce the New Investors to purchase shares of Series G Preferred Stock and Series G-1 Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

AGREEMENT

The parties hereby agree as follows:

1.            Registration Rights. The Company and each Investor, severally and not jointly, covenant and agree as follows:

1.1          Definitions.

(a)               The term “Adverse Regulatory Event” means the existence of any facts or circumstances that, as a result of the ownership or control by Jasmine Ventures (as defined below) of shares of Company Stock, which are voting securities, or any securities into which the Series G Preferred Stock and/or other shares of Company Stock, which are voting securities, may be converted or for which they may be exchanged, or any such securities obtained by Jasmine Ventures following such conversion or exchange, would, or would be reasonably likely to, result in Jasmine Ventures or any of its affiliates (i) directly or indirectly owning, controlling or holding with power to vote 10% or more of any Class of voting securities of any Bank Entity, (ii) directly or indirectly having or possessing Control of any Bank Entity, or (iii) becoming subject to any compliance, notice, approval or filing obligation under (the Change in Bank Control Act (12 U.S.C. § 1817(j)) (the “CIBC Act”), the Bank Holding Company Act of 1956 (the “BHC Act”), the Home Owners’ Loan Act of 1933 (“HOLA”), the International Banking Act, the FDI Act and regulations thereunder, or any similar Federal, state or foreign laws affecting the owner of securities of a Bank Entity or a person or entity that Controls a Bank Entity, including in connection with an application for deposit insurance for a Bank Entity made pursuant to the Interagency Charter and Federal Deposit Insurance Application and the FDI Act (including 12 U.S.C. § 1815, 12 C.F.R. Part 303 and FDIC regulations or policies with respect to parent companies of industrial banks or industrial loan companies, applicable state banking regulations or application requirements), the National Bank Act and/or HOLA, or (iv) becoming subject to the any of the circumstances described in the first paragraph of this section.

(b)               The term “Affiliate” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, officer, director or manager of such person and any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with or shares the same registered investment adviser with, such person; provided, however, that (i) each Wellington Investor shall be deemed to be an “Affiliate” of each other Wellington Investor, and (ii) an entity that is an “Affiliate” of a Wellington Investor shall not be deemed to be an “Affiliate” of any other Wellington Investor unless such entity is a Wellington Investor (and, for the avoidance of doubt, an “Affiliate” of such entity shall not be deemed an “Affiliate” of any Wellington Investor solely by virtue of being an “Affiliate” of such entity. The term “Wellington Investors” shall mean Investors or permitted transferees of Registrable Securities (as defined below) held by Wellington Investors, that are advisory or subadvisory clients of Wellington. For the avoidance of doubt, each of the Permitted Founders Fund Entities (as defined below) shall be considered Affiliates of all other Permitted Founders Fund Entities. For the avoidance of doubt, each of the Permitted Jasmine Ventures Entities (as defined below) shall be considered Affiliates of all other Permitted Jasmine Ventures Entities. For the avoidance of doubt, each Permitted BG Entity (as defined in the Purchase Agreement) shall be considered Affiliates of all other Permitted BG Entities.

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(c)               “Bank Entity” means (i) an “insured depository institution” (as defined in the FDI Act (12 U.S.C. § 1813(c)(2)), a “bank” (as defined in the BHC Act (12 U.S.C. § 1841(c)), a “savings association” (as defined in FDI Act Section 3(b) (12 U.S.C. § 1813(b)) and/or HOLA (12 U.S.C. §1467a(a)(1)(A) and (l)), a national banking association existing under the provisions of the National Bank Act, a trust company, a credit card bank, an industrial bank or industrial loan company, or any other banking institution organized under the laws of the United States or any political subdivision thereof; (ii) any foreign bank (as defined in 12 U.S.C. § 3101(7)) or company that is subject to the BHC Act by virtue of Section 8 of the International Banking Act, any Edge corporation existing under the provisions of Section 25A of the Federal Reserve Act, any entity chartered or existing under the laws of any state or political subdivision of the United States that has entered into an agreement with the Board of Governors of the Federal Reserve System or its delegee to limit its activities to those permissible for an Edge corporation (a so-called “agreement corporation”); (iii) any “bank holding company” (as defined in 12 U.S.C. § 1841(a)) any “savings and loan holding company” (as defined in 12 U.S.C. § 1467a(a)(1)(D)) or (iv) any other company that controls any entity described in clauses (i) or (ii) above.

(d)               “Class of voting securities” has the meaning given for purposes of 12 C.F.R. § 225.2(q)(3).

(e)               “Control” shall have the meanings provided in the FDI Act, the CIBC Act, the BHC Act and the applicable regulations thereunder, and applicable state law and regulations. A person has Control of a Bank Entity if such person would be regarded as directly or indirectly having control of such Bank Entity for purposes of the FDI Act, the BHC Act, the CIBC Act, HOLA, the International Banking Act or applicable state law, or would be subject to a presumption of control arising under any regulation thereunder or applicable state law.

(f)                The term “Conversion Shares” means shares of the Company’s capital stock (including without limitation its Preferred Stock, Common Stock and Common Stock issuable upon conversion of Preferred Stock or any stock received in connection with any stock dividend, stock split or other reclassification of any such stock).

(g)               The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto), and the rules and regulations promulgated thereunder.

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(h)               The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act.

(i)                 The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement.

(j)                 The term “Major Holder” means any person, or any assignee thereof in accordance with Section 1.12 of this Agreement, owning or having the right to acquire at least 714,285 shares of Registrable Securities (subject to adjustment for stock splits, stock dividends, reclassification or the like).

(k)               The term “Permitted Jasmine Ventures Entities” means Jasmine Ventures Pte Ltd (“Jasmine Ventures”), any Jasmine Ventures employee investment vehicles, or any partner or Affiliate of any Permitted Jasmine Ventures Entity.

(l)                 The term “Permitted Founders Fund Entities” means Founders Fund, LLC, The Founders Fund V Management LLC, The Founders Fund V, LP, The Founders Fund V Principals Fund, LP, Lembas V (or, in the alternative, one other similar Founders Fund investment vehicle), The Founders Fund VI Management, LLC, The Founders Fund VI, LP, The Founders Fund VI Principals Fund, LP, The Founders Fund VI Entrepreneurs Fund, LP, FF Angel V, LLC, FF Science V, LLC, any Founders Fund employee investment vehicles, or any partner or Affiliate of any Permitted Founders Fund Entity.

(m)              “Permitted Transferee” means a transferee (i) in a widespread public distribution, (ii) in any transfer in which no transferee (or group of associated transferees) acquires 2% or more of any class of voting shares of the Company (determined by giving effect to any automatic or other conversion of such transferred shares of nonvoting securities upon such transfer), or (iii) that owns or controls 50% or more of every class of voting shares of the Company before the transfer.

(n)               The term “Preferred Stock” means the Company’s Preferred Stock.

(o)               The term “Qualified IPO” has the definition given to such term in the Company’s Amended and Restated Certificate of Incorporation as may be amended from time to time (the “Restated Certificate”).

(p)               The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

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(q)               The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock, (iii) the shares of Common Stock issuable or issued upon conversion of the Series C Preferred Stock, (iv) the shares of Common Stock issuable or issued upon conversion of the Series D Preferred Stock, (v) the shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock, (vi) the shares of Common Stock issuable or issued upon conversion of the Series F Preferred Stock, (vii) the shares of Common Stock issuable or issued upon conversion of the Series G Preferred Stock, (viii) the shares of Common Stock issuable or issued upon conversion of the Series G-1 Preferred Stock and (ix) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(r)                The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities (including without limitation shares of Preferred Stock) which are, Registrable Securities.

(s)                The term “Rule 144” shall mean Rule 144 under the Securities Act.

(t)                 The term “SEC” means the Securities and Exchange Commission.

(u)                The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

(v)                The term “Series A Preferred Stock” means the Company’s Series A Preferred Stock.

(w)               The term “Series B Preferred Stock” means the Company’s Series B Preferred Stock.

(x)               The term “Series C Preferred Stock” means the Company’s Series C Preferred Stock.

(y)                The term “Series D Preferred Stock” means the Company’s Series D Preferred Stock.

(z)                The term “Series E Preferred Stock” means the Company’s Series E Preferred Stock.

(aa)              The term “Series F Preferred Stock” means the Company’s Series F Preferred Stock.

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(bb)             The term “Series G Preferred” means, collectively, the Company’s Series G Preferred Stock and Series G-1 Preferred Stock.

(cc)              The term “Series G Preferred Stock” means the Company’s Series G Preferred Stock.

(dd)             The term “Series G-1 Preferred Stock” means the Company’s Series G-1 Preferred Stock.

(ee)             “Voting securities” means any securities that would be regarded as voting securities as set forth in 12 C.F.R. § 225.2(q)(1) or by the FDIC for any purposes of the FDI Act, including the CIBC Act.

The foregoing references to laws, regulations or orders shall refer to such laws, regulations and orders, as amended or proposed to be amended at the time of any determination, and shall include any successor provisions.

1.2          Request for Registration.

(a)               If the Company shall receive at any time after the earlier of (i) the third anniversary of the Effective Date of this Agreement, or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of more than a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5 million) that the Company file a registration statement under the Securities Act, then the Company shall, within 20 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered.

(b)               If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

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(c)                Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12 month period; and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(d)                In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)              After the Company has effected 2 registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii)             During the period commencing on the effective date of the registration statement for the initial public offering of the Company’s securities and ending on a date 180 days after the effective date of such registration; or

(iii)            If the Company delivers notice to the Holders within 30 days of the Company’s receipt of the Initiating Holders’ registration request declaring the Company’s intention to file within 60 days a registration statement for the Company’s initial public offering, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective.

1.3          Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than the initial public offering of the Company’s securities, a registration relating to a demand pursuant to Section 1.2 hereof, a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall give written notice of such registration at least five (5) days prior to the initial public filing of a registration statement with the SEC to each Major Holder for which Rule 144 is unavailable for the sale of all of such Major Holder’s shares without limitation during a three-month period without registration (each, a “Major Restricted Holder”). Upon the written request of each Major Restricted Holder given within three (3) days after delivery of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Major Restricted Holder has requested to be registered.

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1.4          Form S-3 Registration. In case the Company shall receive from any Holder or Holders of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)               promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)               as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12 month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 120 day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); (iv) if the Company has, within the 12 month period preceding the date of such request, already effected 2 registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

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(c)                Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5          Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(b)                Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c)                Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)               Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

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(f)                 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or free-writing prospectus, as defined in Rule 405 (a “Free Writing Prospectus”), relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, such obligation to continue for 120 days.

(g)                Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)                Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)                 Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(j)                 Promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

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1.6          Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable, provided that in such event, any such registration effected or abandoned due to the preceding clause shall not count towards the number of requested registrations available to the Holders under subsection 1.2(a) or subsection 1.4(b)(2).

1.7          Expenses of Registration.

(a)               Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $25,000) selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known at the time of their request or could have not been reasonably known given the prior communication or information provided by the Company to the Holders and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

(b)               Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders (not to exceed $25,000) selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c)               Registration on Form S-3. All expenses incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders (not to exceed $25,000) selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company, and any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company.

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1.8          Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 35% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or (ii) without the consent of the holders of a majority of the Registrable Securities, any securities held by any non-Holder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9          Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10        Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                To the extent permitted by law, the Company will indemnify and hold harmless each Holder (including each of its officers, directors, members and partners), any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or Free Writing Prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

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(b)               To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c)               Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

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(d)                If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d), when combined with amounts paid or payable by such Holder pursuant to Subsection 1.10(b), exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11        Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)                take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

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(c)                file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)               furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12        Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) who, with the addition of the transferred shares, holds at least 714,285 Registrable Securities (subject to adjustment for stock splits, stock dividends, reclassification or the like) (or all of such Holder’s Registrable Securities, if less), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an Affiliate of the Holder, (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), (v) that is a trust, partnership, limited liability company or corporation, the use of which is for estate planning purposes for the benefit of an individual Holder or such Holder’s Immediate Family Member, or (vi) who is a Holder, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership, (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) or (z) Affiliates shall be aggregated together and with such partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

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1.13        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2, 1.3 or 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.14        Lock-Up Agreement.

(a)                Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, held immediately before the closing date of such offering (other than those included in the registration), excluding securities of the Company purchased in the initial public offering or in the open market following such initial public offering, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b)                Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c)               Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d)                Transferees Bound. Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the 12 month anniversary of the effective date of the Company’s initial registration statement subject to this Section 1.14.

(e)                Miscellaneous. The underwriters in connection with the initial public offering of the Company’s securities are intended third-party beneficiaries of this Section 1.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. If any of the obligations described in this Section 1.14 are waived or terminated with respect to any of the securities of any such Holder, officer, director or greater than one-percent stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or greater than one-percent stockholder.

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(f)                 Legend. Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.14):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.15         Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 1 shall terminate upon the earliest to occur of: (a) the date that is five (5) years following the consummation of the initial public offering of the Company’s securities, (b) such time following the Company’s initial public offering as Rule 144 is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration or (c) the consummation of a Liquidation Transaction, as that term is defined in the Restated Certificate.

2.            Covenants of the Company.

2.1          Delivery of Financial Statements. The Company shall deliver to each Major Holder:

(a)                as soon as practicable, but in any event within 150 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of national standing selected with the approval of the Board of Directors;

(b)               as soon as practicable, but in any event within 45 days after the end of each quarter, an unaudited profit or loss statement, a statement of cash flows as compared to the budget and the comparable period for the prior year, an unaudited balance sheet as of the end of such quarter and a written summary of operations, all prepared in accordance with GAAP (except that such financial statements may be subject to normal year-end audit adjustments and not contain all notes thereto that may be required in accordance with GAAP);

(c)                as soon as practicable, but in any event within 45 days after the end of each quarter, an updated capitalization table of the Company, in sufficient detail as to permit the Major Holders to calculate their respective percentage equity ownership in the Company;

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(d)                as soon as practicable, but in any event 30 days prior to the end of each fiscal year, an operating budget for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other operating budgets or revised operating budgets prepared by the Company; and

(e)                such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 2.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

2.2          Inspection. The Company shall permit each Major Holder, at such Major Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement in a form acceptable to the Company) or any information with respect to which the Company is legally bound to maintain confidentiality.

2.3          Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Holder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Major Holder who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Holder in accordance with the following provisions:

(a)               The Company shall deliver a notice (the “RFO Notice”) to the Major Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b)               Within 20 calendar days after delivery of the RFO Notice, the Major Holder may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible, exchangeable or exercisable securities then held, by such Major Holder bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Major Holder that purchases all the Shares available to it (each, a “Fully-Exercising Holder”) of any other Major Holder’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the Shares for which Major Holders were entitled to subscribe but which were not subscribed for by the Major Holders that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible, exchangeable or exercisable securities then held, by such Fully-Exercising Holder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible, exchangeable or exercisable securities then held, by all Fully Exercising Holders who wish to purchase some of the unsubscribed Shares.

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(c)               The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Holders in accordance herewith.

(d)               The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance of securities that are exempt from the definition of Additional Stock (as defined in the Restated Certificate) or (ii) the issuance of shares of Series G Preferred Stock or Series G-1 Preferred Stock pursuant to the Purchase Agreement, as may be amended from time to time. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Holder and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Holder is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4          Banking Regulatory.

(a)                Jasmine Ventures seeks not to, directly or indirectly, individually or as part of a group acting in concert, (i) Control any Bank Entity, (ii) be deemed an “organizer” by any applicable federal or state bank regulatory authority or be 10% or greater holder of any Class of voting securities of any de novo Bank Entity, (iii) be an “institution affiliated party” (as defined in Section 3(u) of the Federal Deposit Insurance Act (“FDI Act”) (12 U.S.C. 1813(u)) solely as a result of its ownership of Company capital stock, (iv) be subject to any conditions imposed by any bank regulatory authority with respect to the Company forming, acquiring and/or being in Control of a Bank Entity, and which are applicable to Jasmine Ventures, or (v) be obligated pursuant to a support agreement, capital and liquidity maintenance agreement or other commitment or agreement, or any source of strength or bank regulatory reporting provisions, whether pursuant to any law, regulation, regulatory order or policy in connection with the organization, approval, ownership, management or operation of any Bank Entity, directly or indirectly, by the Company.

(b)               The Company shall periodically provide Jasmine material information on the Company’s plans to charter, acquire any equity securities or any debt or securities that may be exchanged for or convertible into equity securities of any Bank Entity, and/or to acquire Control of a Bank Entity, directly or indirectly, including with respect to proposed corporate and capital structure and timing and anything related to Adverse Regulatory Events or matters described in Section 2.4(a). In connection with such transactions, the Company shall provide Jasmine, on a confidential basis, copies of all presentations, business plans and draft and final applications, in each case, provided in writing to applicable state and federal bank regulatory authorities, written responses to bank regulatory authority requests for information, and any bank regulatory authority correspondence and written requests, excluding any Interagency Financial and Biographical Reports or other personal information with respect to proposed directors and officers of the Bank Entity and other information with respect to which the Company is subject to a duty of confidentiality. The Company shall notify Jasmine Ventures not less than 30 days prior to submitting any proposal, notice or application to charter, acquire any equity securities in, and/or Control a Bank Entity, and shall provide Jasmine Ventures with sufficient information to enable Jasmine Ventures to assess whether such request or proposed action may result in the occurrence of an Adverse Regulatory Event.

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(c)               Whether or not the Company has given notice to Jasmine Ventures as contemplated by this Section 2.4(c), in the event that Jasmine Ventures determines that an Adverse Regulatory Event has occurred or is reasonably likely to occur, then, within 10 calendar days following the day on which Jasmine Ventures gives written notice to the Company of such determination, the Company shall use its reasonable best efforts to cause all or a sufficient portion of the Series G Preferred Stock and/or other series of Company Preferred stock which are voting securities, and any shares of Company common stock into which any such shares of preferred stock are converted (“Company Stock”), then held by Jasmine Ventures to be converted into or exchanged for shares of new Company Stock (preferred or common, as applicable) having identical rights, privileges, preferences and restrictions as the shares of Company Stock then held by Jasmine Ventures and that are voting securities, except that such new shares of Company Stock shall be nonvoting securities in the hands of Jasmine Ventures so as to cure or eliminate the Adverse Regulatory Event. Without limiting the foregoing, to the extent necessary to cure or eliminate the Adverse Regulatory Event, as determined by Jasmine Ventures, (i) such nonvoting securities shall not permit the holder thereof to vote for or otherwise select directors of the Company, or vote on any other matter other than those on which holders of nonvoting shares are permitted to vote under 12 C.F.R. § 225.2(q)(2); (ii) shall otherwise meet the requirements so as to qualify as “nonvoting securities” as set forth at 12 C.F.R. § 225.2(q)(2); (iii) shall not be transferable by the holder to any person other than an affiliate of the holder, the Company or a Permitted Transferee, and (iv) shall not be convertible into or exchangeable for any securities that are “voting securities” within the meaning of 12 C.F.R. § 225.2(q)(1), except upon or following a transfer to the Company or a Permitted Transferee that is not an affiliate of the holder thereof. The Company and Jasmine Ventures shall cooperate and take any other mutually agreeable, commercially reasonable actions to avoid any Adverse Regulatory Event.

2.5          Key Man Insurance. The Company has as of the date hereof obtained from financially sound and reputable insurers term life insurance on the life of Max Levchin. The Company shall obtain from financially sound and reputable insurers term life insurance on the life of any additional individuals identified by the Board of Directors (including the Series B Directors (as defined in the Restated Certificate), the Series C Director (as defined in the Restated Certificate), the Series D Director (as defined in the Restated Certificate) and the Series F Director (as defined in the Restated Certificate)) in amounts determined by the Board of Directors (including the Series B Directors, the Series C Director, the Series D Director and the Series F Director) no more than 60 days following the identification of such persons by the Board of Directors. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors (including the Series B Directors, the Series C Director, the Series D Director and the Series F Director).

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2.6          Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Company’s Board of Directors.

2.7          Employee Agreements. Unless approved by the Company’s Board of Directors (including the Series B Directors, Series C Director and Series D Director), all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a 4 year period with the first twenty five percent (25%) of such shares vesting following 12 months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following 36 months thereafter and (b) a 180-day lockup period (plus an additional period of up to 18 days) in connection with the Company’s initial public offering. The Company shall retain a right of first refusal on transfers until the Company’s initial public offering and the right to repurchase unvested shares at cost.

2.8          Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

2.9          D&O Insurance. The Company shall use its commercially reasonable efforts to maintain, from financially sound and reputable insurers, Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Company’s Board of Directors (including the Series B Directors, the Series C Director, the Series D Director and the Series F Director), until such time as the Board of Directors (including the Series B Directors, the Series C Director, the Series D Director and the Series F Director) determines that such insurance should be discontinued.

2.10        Board Matters. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Company’s Board of Directors.

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2.11        Confidentiality. Each Investor agrees, severally and not jointly, that such Investor will keep confidential any confidential information obtained pursuant to Section 2.1 or Section 2.2 hereof, and, in the case of Jasmine Ventures, such confidential information shall include any information furnished pursuant to Section 2.4 hereof, and each Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership, any prospective partner of an investment entity formed (or to be formed) after the date hereof that is an advisory or subadvisory client of the Investor’s investment advisor, or any subsequent partnership under common investment management, limited partner, general partner, partner of a partner, member or management company of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Investor. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 2.10, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities (other than to monitor its investment in the Company), or (ii) making any disclosures required by law, rule, regulation or court or other governmental order. Notwithstanding the foregoing, in the case of any Investor that is (y) a registered investment company within the meaning of the Investment Company Act of 1940, as amended, or (z) is advised by a registered investment adviser or Affiliates thereof, such Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies and respond to routine examinations, demands, requests or reporting requirements of a regulator without prior notice to or consent from the Company.

2.12        Acknowledgement. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

2.13        Termination of Covenants. The covenants set forth in this Section 2, other than the covenants contained in Sections 2.4(a)-(b), 2.8 and 2.11, shall terminate as to each Holder and be of no further force or effect, upon the earlier of: (a) a Liquidation Transaction (as defined in the Restated Certificate) in which the consideration received by the Investors solely consists of cash and/or marketable securities, or (b) immediately prior to the consummation of the Company’s initial public offering.

22

3.                  Miscellaneous.

3.1              Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled. The Prior Investors’ Rights Agreement is hereby superseded, amended and restated in its entirety by this Agreement and shall be of no further force or effect.

3.2              Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement; provided, however, that an Investor that is a venture capital or other investment fund may assign or transfer such rights to its Affiliates.

3.3              Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. The provisions of Section 2.1, Section 2.2 and Section  2.3 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Holders holding a majority of the Registrable Securities that are held by all of the Major Holders; provided, that notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Major Holders without the written consent of such Major Holders, unless such amendment, termination, or waiver applies to all Major Holders in the same fashion (it being agreed that a waiver of the provisions of Section 2.3 with respect to a particular transaction shall be deemed to apply to all Major Holders in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Major Holders may nonetheless, by agreement with the Company, purchase securities in such transaction). In addition, the provisions of Section 1.14 may not be amended or waived in a manner adverse to Jasmine Ventures without the separate written consent of Jasmine Ventures, unless such amendment or waiver applies to all Investors in the same fashion. In addition, the separate consent of the holders of at least sixty percent (60%) of the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock shall be required for any adverse change to the rights, preference or privileges of the Series B Preferred Stock (or the shares of Common Stock issued upon conversion thereof); it being understood that the authorization or issuance of any new class or series of capital stock having rights, powers or privileges senior to or on parity with the Series B Preferred Stock shall not, on its own, be deemed to be an adverse change to the rights, preference or privileges of the Series B Preferred Stock (or the shares of Common Stock issued upon conversion thereof). In addition, the separate consent of the holders of at least seventy-five percent (75%) of the shares of Common Stock issuable or issued upon conversion of the Series C Preferred Stock shall be required for any adverse change to the rights, preference or privileges of the Series C Preferred Stock (or the shares of Common Stock issued upon conversion thereof); it being understood that the authorization or issuance of any new class or series of capital stock having rights, powers or privileges senior to or on parity with the Series C Preferred Stock shall not, on its own, be deemed to be an adverse change to the rights, preference or privileges of the Series C Preferred Stock (or the shares of Common Stock issued upon conversion thereof). In addition, the separate consent of the holders of a majority of the shares of Common Stock issuable or issued upon conversion of the Series D Preferred Stock shall be required for any adverse change to the rights, preference or privileges of the Series D Preferred Stock (or the shares of Common Stock issued upon conversion thereof); it being understood that the authorization or issuance of any new class or series of capital stock having rights, powers or privileges senior to or on parity with the Series D Preferred Stock shall not, on its own, be deemed to be an adverse change to the rights, preference or privileges of the Series D Preferred Stock (or the shares of Common Stock issued upon conversion thereof). In addition, the separate consent of the holders of a majority of the shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock shall be required for any adverse change to the rights, preference or privileges of the Series E Preferred Stock (or the shares of Common Stock issued upon conversion thereof); it being understood that the authorization or issuance of any new class or series of capital stock having rights, powers or privileges senior to or on parity with the Series E Preferred Stock shall not, on its own, be deemed to be an adverse change to the rights, preference or privileges of the Series E Preferred Stock (or the shares of Common Stock issued upon conversion thereof). Further, the separate consent of the holders of a majority of the shares of Common Stock issuable or issued upon conversion of the Series F Preferred Stock shall be required for any adverse changes to the rights, preference or privileges of the Series F Preferred Stock (or the shares of Common Stock issued upon conversion thereof); it being understood that the authorization or issuance of any new class or series having rights, powers or privileges senior to or on parity with the Series F Preferred Stock shall not, on its own, be deemed to be an adverse change to the rights, preference or privileges of the Series F Preferred Stock (or the shares of Common Stock issued upon conversion thereof). Further, the separate consent of the holders of a majority of the shares of Common Stock issuable or issued upon conversion of the Series G Preferred shall be required for any adverse changes to the rights, preference or privileges of the Series G Preferred (or the shares of Common Stock issued upon conversion thereof); it being understood that the authorization or issuance of any new class or series having rights, powers or privileges senior to or on parity with the Series G Preferred shall not, on its own, be deemed to be an adverse change to the rights, preference or privileges of the Series G Preferred (or the shares of Common Stock issued upon conversion thereof). Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Series G Preferred Stock as “Investors” and “Holders.” Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

23

3.4              Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) forty-eight (48) hours after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company and to the other parties at, and only at, their addresses (and with such copies, which shall not constitute notice, as) set forth on their respective signature pages to this Agreement (or at such other addresses as shall be specified by notice given in accordance with this Section 3.4).

3.5              Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.6              Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

3.7              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Company and the Investors irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

3.8              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.9              Aggregation of Stock. All shares of the Preferred Stock (and any Common Stock issued upon conversion thereof) held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

24

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

AFFIRM HOLDINGS, INC.

By:	/s/ Max Levchin
Name:	Max Levchin
Title:	Chief Executive Officer

Address:
650 California Street, 12th Floor
San Francisco, CA 94108

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

MAX LEVCHIN

By:	/s/ Max Levchin

2012 MRL INVESTMENTS LLC

By:	/s/ Max Levchin
Name:	Max Levchin
Title:	CEO

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

JASMINE VENTURES PTE LTD

By:	/s/ Chris Emanuel (Co-Head, Technology Investment Group)
Name:	Chris Emanuel
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

LIGHTSPEED VENTURE PARTNERS IX, L.P.

By:	Lightspeed General Partner IX, L.P., its general partner

By:	Lightspeed Ultimate General Partner IX, L.P., its general partner

Name:	/s/ Jeremy Liew
Title:	Duly authorized signatory

LIGHTSPEED VENTURE PARTNERS SELECT, L.P.

By:	Lightspeed General Partner Select, L.P., its general partner

By:	Lightspeed Ultimate General Partner Select, L.P., its general partner

Name:	/s/ Jeremy Liew
Title:	Duly authorized signatory

Address:	##############
##############
##############
T: ##############
F: ##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

LIGHTSPEED VENTURE PARTNERS SELECT II, L.P.

By:	Lightspeed General Partner Select II, L.P., its general partner

By:	Lightspeed Ultimate General Partner Select, Ltd., its general partner

Name:	/s/ Jeremy Liew
Title:	Duly authorized signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

LIGHTSPEED OPPORTUNITY FUND, L.P.

By:	Lightspeed General Partner Opportunity Fund, L.P., its general partner

By:	Lightspeed Ultimate General Partner Opportunity Fund, Ltd., its general partner

Name:	/s/ Jeremy Liew
Name: Jeremy Liew
Title: Director

Address:	##############
##############
##############
T: ##############
F: ##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

SCOTTISH MORTGAGE INVESTMENT TRUST PLC

Executed for and on behalf of Scottish Mortgage Investment Trust plc, acting through its agent, Baillie Gifford & Co

By:	/s/ Tom Slater
Name:	Tom Slater
Title:	Partner of Baillie Gifford & Co

THE SCHIEHALLION FUND LIMITED

Executed for and on behalf of The Schiehallion Fund Limited, acting through its agent, Baillie Gifford Overseas Limited

By:	/s/ Tom Slater
Name:	Tom Slater
Title:	Authorised Signatory of Baillie Gifford Overseas Limited

BAILLIE GIFFORD US GROWTH TRUST PLC

Executed for and on behalf of Baillie Gifford US Growth Trust plc, acting through its agent, Baillie Gifford & Co

By:	/s/ Tom Slater
Name:	Tom Slater
Title:	Partner of Baillie Gifford & Co

Address:

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

SPARK CAPITAL GROWTH FUND III, L.P.

By:	Spark Growth Management Partners III, LLC
Its General Partner

By:	/s/ Jeremy Philips
Managing Member

Address:	##############
##############
##############

SPARK CAPITAL GROWTH FOUNDERS’ FUND III, L.P.

By:	Spark Growth Management Partners III, LLC
Its General Partner

By:	/s/ Jeremy Philips
Managing Member

Address:	##############
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

FIDELITY CONTRAFUND: FIDELITY CONTRAFUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Address:
##############
##############
##############
##############
##############
##############

FIDELITY CONTRAFUND COMMINGLED POOL
By: Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Address:
##############
##############
##############
##############
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

FIDELITY CONTRAFUND: FIDELITY CONTRAFUND K6

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Address:
##############
##############
##############
##############
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

SPARK CAPITAL GROWTH FUND, L.P.

By:	Spark Growth Management Partners, LLC
Its General Partner

By:	/s/ Jeremy Philips
Managing Member

Address:	##############
##############
##############

SPARK CAPITAL GROWTH FOUNDERS’ FUND, L.P.

By:	Spark Growth Management Partners, LLC Its General Partner

By:	/s/ Jeremy Philips
Managing Member

Address:	##############
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

THRIVE CAPITAL PARTNERS V, L.P.

By:	Thrive Partners V GP, LLC,
its general partner

By:	/s/ Joshua Kushner
Name:	Joshua Kushner
Title:	Managing Member

CLAREMOUNT V ASSOCIATES, L.P.

By:	Thrive Partners V GP, LLC,
its general partner

By:	/s/ Joshua Kushner
Name:	Joshua Kushner
Title:	Managing Member

Address:	##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

AF-F RIBBIT OPPORTUNITY III, LLC

By:	/s/ Cynthia McAdam
Name:	Cynthia McAdam
Title:	Authorized Person

Address:
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

RIBBIT CAPITAL III, L.P., for itself and as nominee

By:	Ribbit Capital GP III, L.P.
Its general partner

By:	Ribbit Capital GP III, Ltd.,
Its general partner

By:	/s/ Cynthia McAdam
Name:	Cynthia McAdam
Title:	Authorized Person

Address:
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

BULLFROG CAPITAL, L.P. for itself and as nominee for Bullfrog Founder Fund, L.P.
By: Bullfrog Capital GP, L.P., its general partner
By: Bullfrog Capital GP, Ltd., its general partner

By:	/s/ Cynthia McAdam
Name:	Cynthia McAdam
Title:	Attorney-in-Fact

Address:	##############
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ANDREESSEN HOROWITZ FUND IV, L.P. for itself and as nominee for Andreessen Horowitz Fund IV-A, L.P., Andreessen Horowitz Fund IV-B, L.P. and Andreessen Horowitz Fund IV-Q, L.P.

By:	AH Equity Partners IV, L.L.C. Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	COO

AH PARALLEL FUND IV, L.P. for itself and as nominee for AH Parallel Fund IV-A, L.P., AH Parallel Fund IV-B, L.P. and AH Parallel Fund IV-Q, L.P.

By:	AH Equity Partners IV (Parallel), L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	COO

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

EMERSON COLLECTIVE INVESTMENTS, LLC

By:	/s/ Steve McDermid
Name:	Steve McDermid
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

BATTERY VENTURES XI-A, L.P.

By:	Battery Partners XI, LLC
General Partner

/s/ Scott R. Tobin
Name:
Title:	Managing Member

BATTERY VENTURES XI-B, L.P.

By:	Battery Partners XI, LLC
General Partner

/s/ Scott R. Tobin
Name:
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

BATTERY VENTURES XI-A SIDE FUND, L.P.

By:	Battery Partners XI Side Fund, LLC
General Partner

/s/ Scott R. Tobin
Name:
Title: Managing Member

BATTERY VENTURES XI-B SIDE FUND, L.P.

By:	Battery Partners XI Side Fund, LLC
General Partner

/s/ Scott R. Tobin
Name:
Title: Managing Member

BATTERY INVESTMENT PARTNERS XI, LLC

By:	Battery Partners XI, LLC
Managing Member

/s/ Scott R. Tobin
Name:
Title: Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

JEREMY STOPPELMAN TRUSTEE UTD 3/16/10

By:	/s/ Jeremy Stoppelman
Name:	Jeremy Stoppelman
Title:	Trustee

Address:
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ALLEN & COMPANY LLC

By:	/s/ Peter DiIorio
Name:	Peter DiIorio
Title:	General Counsel

Address:
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

THE WILLIAM W. BRADLEY REVOCABLE TRUST

By:	/s/ William Bradley
William Bradley
Trustee

Email: ##############

Address:	##############
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

STANLEY S. SHUMAN REVOCABLE TRUST

By:	/s/ Stanley S. Shuman
Stanley Shuman
Trustee

Email: ##############

Address:	##############
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ANDREAS LAZAR

By:	/s/ Andreas Lazar

Email:	##############

Address:	##############
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

KHOSLA VENTURES IV, LP

By:	Khosla Ventures Associates IV, LLC, a Delaware limited liability company and general partner of Khosla Ventures IV, LP

By:	/s/ David Weiden
Name:	David Weiden
Title:	Partner

KHOSLA VENTURES IV (CF), LP

By:	Khosla Ventures Associates IV, LLC, a Delaware limited liability company and general partner of Khosla Ventures IV (CF), LP

By:	/s/ David Weiden
Name:	David Weiden
Title:	Partner

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

THE MARC R. BENIOFF REVOCABLE TRUST U/A/D 12/03/2004

By:	/s/ Robert Bradley
Name:	Robert Bradley
Its:	Attorney-in-fact

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

THSDFS LLC Series 5

By:	/s/ Stanley F. Druckenmiller
Name:	Stanley F. Druckenmiller
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

GGV CAPITAL VI PLUS L.P.

By:	GGV Capital VI Plus L.L.C., its General Partner

By:	/s/ Hans Tung
Hans Tung
Managing Director

GGV CAPITAL VI ENTREPRENEURS FUND L.P.

By:	GGV Capital VI Entrepreneurs Fund L.L.C., its General Partner

By:	/s/ Hans Tung
Hans Tung
Managing Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

SFT (DELAWARE) MANAGEMENT, LLC

By:	/s/ Sender Cohen
Name:	Sender Cohen
Title:	c/o Attorney-in-fact

Address:
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

DURABLE CAPITAL MASTER FUND LP

By:	Durable Capital Partners LP, as investment manager

By:	/s/ Michael Blandino
Name	Michael Blandino
Title:	Authorized Representative

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Sunley House Capital Master Limited Partnership
By:	Sunley House Capital GP LP, its General Partner
By:	Sunley House Capital GP LLC, its General Partner

By:	/s/ Jhaleh C. Ghassemi
Name:	Jhaleh C. Ghassemi
Title:	CFO

Address:
##############
##############
##############
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

CMFG Ventures

By:	/s/ Brian Kaas
Name:	Brian Kaas
Title:	President and Managing Director

Address:
##############
##############

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

THE FOUNDERS FUND V, LP

By: The Founders Fund V Management, LLC
Its: General Partner

By:	/s/ Brian Singerman
Name:	Brian Singerman
Title:	Managing Member

THE FOUNDERS FUND V, PRINCIPALS FUND LP

By: The Founders Fund V Management, LLC
Its: General Partner

By:	/s/ Brian Singerman
Name:	Brian Singerman
Title:	Managing Member

THE FOUNDERS FUND V, ENTREPRENEURS FUND LP

By: The Founders Fund V Management, LLC
Its: General Partner

By:	/s/ Brian Singerman
Name:	Brian Singerman
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

THE FOUNDERS FUND VI, LP

By: The Founders Fund VI Management, LLC
Its: General Partner

By:	/s/ Brian Singerman
Name:	Brian Singerman
Title:	Managing Member

THE FOUNDERS FUND VI, PRINCIPALS FUND LP

By: The Founders Fund V Management, LLC
Its: General Partner

By:	/s/ Brian Singerman
Name:	Brian Singerman
Title:	Managing Member

THE FOUNDERS FUND VI, ENTREPRENEURS FUND LP

By: The Founders Fund VI Management, LLC
Its: General Partner

By:	/s/ Brian Singerman
Name:	Brian Singerman
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

THE FOUNDERS FUND GROWTH, LP

By: The Founders Fund Growth Management, LLC
Its: General Partner

By:	/s/ Brian Singerman
Name:	Brian Singerman
Title:	Managing Member

THE FOUNDERS FUND GROWTH PRINCIPALS FUND, LP

By: The Founders Fund Growth Management, LLC
Its: General Partner

By:	/s/ Brian Singerman
Name:	Brian Singerman
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

CN2T CAPITAL LLC (NAPOLEON)

By:	/s/ Napoleon Ta
Name:	Napoleon Ta
Title:	Partner

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

/s/ Everett Randle
Everett Randle

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

/s/ Matias Van Thienen
Matias Van Thienen

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

STANSBURY PARTNERS II, L.P.

By:	/s/ Gary Marino
Name:	Gary Marino
Its:	General Partner